                                                 NATIONAL GRID GENERAL PARTNERSHIP AND
                                                     AFFILIATED U.S. CORPORATIONS

                                                                FORM OF
                                                SECOND AMENDED AND RESTATED FEDERAL AND
                                                 STATE INCOME TAX ALLOCATION AGREEMENT

         This agreement (the "Second Amended and Restated Tax Allocation Agreement") made as of February 1, 2002, among National Grid
General Partnership, a Delaware general partnership ("GP"); National Grid US LLC, a Delaware limited liability company ("NGUSLLC");
National Grid Holdings, Inc., a Delaware corporation ("NG Holdings"); National Grid USA, a Delaware corporation; New England Power
Company, a Massachusetts corporation ("NEP"); Massachusetts Electric Company, a Massachusetts corporation ("Mass Electric"); The
Narragansett Electric Company, a Rhode Island corporation ("Narragansett"); Granite State Electric Company, a New Hampshire
corporation ("Granite"); Nantucket Electric Company, a Massachusetts corporation ("Nantucket"); New England Electric Transmission
Corporation, a New Hampshire corporation ("NEET"); New England Hydro-Transmission Corporation, a New Hampshire corporation ("NEHTC");
New England Hydro-Transmission Electric Company, Inc., a Massachusetts corporation  ("NEHTEC"); New England Hydro Finance Company,
Inc., a Massachusetts corporation ("NEHF"); Wayfinder Group, Inc., a Massachusetts corporation ("Wayfinder"); NEES Energy, Inc., a
Massachusetts corporation ("NEES Energy"); NEWHC, Inc., a Massachusetts corporation ("NEWHC"); National Grid USA Service Company,
Inc., a Massachusetts corporation ("NG Service"); NEES Communications, Inc., a Massachusetts corporation ("NEESCom"); NEES
Telecommunications Corp., a Massachusetts corporation ("NEES Telecom"); New England Energy, Incorporated, a Massachusetts corporation
("NEEI"); EUA Energy Investment Corporation ("EUAEIC"), a Massachusetts corporation; EUA Bioten, Inc. ("EUAB"), a Massachusetts corporation; National Grid Transmission Services Corporation ("NGTSC"), a Massachusetts corporation; Niagara Mohawk Holdings, Inc., a
New York corporation ("NiMo"); Niagara Mohawk Power Corporation, a New York corporation ("Niagara Mohawk"); NM Uranium Inc., a Texas corporation ("NM Uranium"); HCE Pepperell, Inc., a New York Corporation ("HCE Pepperell"); NM Receivables Corporation II, a New York
corporation ("NM Receivables"); NM Properties, Inc., a New York corporation ("NM Properties"); Hudson Pointe, Inc., a New York
corporation ("Hudson Pointe"); Upper Hudson Development, Inc., a New York corporation ("Upper Hudson"); Riverview, Inc., a New York corporation ("Riverview"); Moreau Park, Inc., a New York corporation ("Moreau Park"); Salmon Shores, Inc., a New York corporation
("Salmon Shores"); Land Management & Development, Inc., a New York corporation ("Land Management"); Landwest, Inc., a New York corporation ("Landwest"); OProp Co. Inc., a New York corporation ("OProp"); Arbuckle Acres, Inc., a New York corporation
("Arbuckle"); Opinac North America, Inc., a Delaware corporation ("Opinac"); and Niagara Mohawk Energy, Inc., a Delaware corporation
("NM Energy")(each, a "Member").

                                                     W I T N E S S E T H T H A T:

         WHEREAS, the term "Affiliates" as used herein shall be deemed to refer to NGUSLLC, NEP, Mass Electric, Narragansett,
Granite, Nantucket, NEET, Wayfinder, NEES Energy, NEWHC, NG Service, NEESCom, NEES Telecom, NEEI, EUAEIC, EUAB, NGTSC, NiMo, Niagara
Mohawk, NM Uranium, HCE Pepperell, NM Receivables, NM Properties, Hudson Pointe, Upper Hudson, Riverview, Moreau Park, Salmon Shores,
Land Management, Landwest, OProp, Arbuckle, Opinac, and NM Energy.  The Affiliates together with GP, National Grid USA, and NG
Holdings as a collective taxpaying unit are sometimes referred to as the "Group" and, each individually as a "Group Member."

         WHEREAS, NG Holdings is a wholly owned direct subsidiary of GP.

         WHEREAS, NGUSLLC is a wholly-owned direct subsidiary of GP that is disregarded as an entity separate from GP for U.S.
federal income tax purposes pursuant to Treasury Regulation Section 301.7701-3(b).

         WHEREAS, GP owns directly or indirectly at least 80 percent of the issued and outstanding shares of each class of voting common stock and at least 80 percent of the total value of the stock of each of the Affiliates, NG Holdings, and National Grid USA;
the Group is an affiliated group within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended (the "Code"), of which GP is the common parent; and the Group presently participates in the filing of a consolidated federal income tax return.

         WHEREAS, GP owns directly or indirectly less than 80 percent of the total voting power or less than 80 percent of the total value of the stock of each of NEHTC, NEHTEC and NEHF (the "Hydro Group"), but certain Group Members file certain unitary state tax returns with the Hydro Group,

         WHEREAS, the Group and the Hydro Group executed a Federal and State Income Tax Allocation Agreement dated as of December 28,
2000 (the "Tax Allocation Agreement").

         WHEREAS, the Group and the Hydro Group executed an Amended and Restated Federal and State Income Tax Allocation Agreement
dated as of December 20, 2001 (the "Amended and Restated Tax Allocation Agreement").

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, GP, NG Holdings, National Grid
USA, the Affiliates and the Hydro Group agree to allocate tax liability as follows:

I.       Allocation Procedures for Federal Income Tax Liabilities

A.       General Rule

         Step 1 - The federal consolidated tax liability of the Group (not including any liability for alternative minimum tax) shall be apportioned among the Group Members in accordance with the ratio that each Group Member's separate taxable income bears to the sum of the separate taxable incomes of all Group Members having taxable income.

         Step 2 - An additional liability amount will be allocated to Group Members equal to 100% of the excess of the Group Member's separate tax liability over the consolidated tax liability of the Group allocated to the Group Member under Step 1 (an "Excess
Separate Tax"); provided, however, the amount of any Excess Separate Tax allocated to a Group Member under this Step 2 shall be reduced by such Group Member's proportional share of the losses, credits, and/or other tax benefits of GP, NG Holdings, and National
Grid USA which are not attributable to acquisition related debt, based upon the ratio that each Group Member's Excess Separate Tax bears to the aggregate Excess Separate Tax allocation to all the Group Members (in each case, prior to reduction by this proviso).

         Step 3 - The total of the amounts allocated under Step 2 is credited pursuant to a consistent method to those Group Members who had losses, credits or other net tax benefits included in the consolidated return, (referred to as "corporate tax benefits") as follows; provided, however, that for the purposes of this Step 3, GP, NG Holdings, and National Grid USA shall be deemed to have corporate tax benefits only with respect to that portion of their losses, credits or other tax benefits that arise from taking into account items attributable to acquisition related debt.

(a)      If all corporate tax benefits are fully utilized to reduce the amount of tax due in the consolidated return of the Group, each Group Member having corporate tax benefits will be allocated the proportionate value thereof.  The value of net operating losses shall generally be determined by applying the then current corporate income tax rate to the amount of the loss, and the value of a credit shall generally equal 100% of the credit utilized.

(b)      If the total of the corporate tax benefits are not fully utilized in the consolidated return of the Group, then the benefits arising from the inclusion of negative taxable incomes in the consolidated return shall be recognized and paid prior to the benefits arising from credits or other benefits.

(c)      If the corporate tax benefits attributable to Group Members with negative taxable incomes are not fully utilized in the consolidated return of the Group, the benefit allocated to each such Group Member shall be in proportion to their respective negative taxable incomes.

(d)      If the corporate tax benefits attributable to credits or other net tax benefits are not fully utilized in the consolidated return of the Group, the benefits arising from credits shall be recognized and paid prior to the benefits arising from other benefits.

(e)      If the corporate tax benefits attributable to Group Members with credits are not fully utilized in the consolidated return of the Group, the benefit allocated to each Group Member shall be in proportion to their respective credits.

(f)      If the corporate tax benefits attributable to Group Members with other benefits are not fully utilized in the consolidated return of the Group, the benefit allocated to each Group Member shall be in proportion to their respective other benefits.

         Step 4 - If the total consolidated tax liability results in an alternative minimum tax ("AMT") liability, as imposed by
Section 55(a) of the Code, then any consolidated AMT will be allocated to the Group Members based upon their proportionate amounts of
AMT.

         Step 5 - If the total consolidated return liability results in consolidated minimum tax credit utilization, the consolidated minimum tax credit shall be tentatively allocated to each Group Member participating in the consolidated return in an amount equal to the lesser of (1) each Group Member's separate Minimum Tax Credit Carryforward or (2) the excess of such Group Member's allocated regular tax over its separate AMT.  Minimum Tax Credit Carryforward for this purpose is the sum of the annual amounts of consolidated
AMT allocated to a Group Member in prior years less the sum of the consolidated minimum tax credits allocated to that Group Member in prior years.  If the total of such tentative allocations exceeds the consolidated minimum tax credit utilized in the current taxable year, then the difference between the total of the tentative allocations and the consolidated minimum tax credit utilized for the taxable year shall be allocated as a negative amount to each Group Member in proportion to that Group Member's tentative allocation to the combined total of all such amounts.  If the total of the tentative allocations is less than the consolidated minimum tax credit utilized, the difference between the consolidated minimum tax credit utilization and the total of the tentative allocations shall be allocated to each Group Member in proportion to that Group Member's remaining Minimum Tax Credit Carryforward to the combined total of such carryforwards.  The consolidated minimum tax credit allocated to each Group Member for the taxable year will equal the sum of the amounts allocated in the two step computation.

         Step 6 - Under no circumstances shall the amount of tax or other liability allocated to a Group Member under this Article I exceed such Group Member's separate tax liability.

B.       Unused Corporate Tax Benefits

         A Group Member that is entitled to payment for a corporate tax benefit, but does not receive such payment because of the rules in Step 3 shall retain such right for the future to the extent that such benefit can be applied subsequently against the consolidated tax liability.  Uncompensated corporate tax benefits arising from negative taxable income shall have priority over the benefits attributable to excess tax credits.

C.       NEET Rule

         Notwithstanding any other provisions herein, NEET shall be paid, in lieu of any payments for its corporate tax losses, credits, or other net tax benefits, the amount, if any, by which the consolidated tax liability determined without the inclusion of
NEET's corporate tax benefits in the consolidated return exceeds the actual consolidated tax liability, all in accordance with the
Phase I Terminal Facility Support Agreement, dated as of December 1, 1981, and amended as of June 1, 1982, November 1, 1982 and
January 1, 1986.

D.       Tax Adjustments

         In the event of any adjustments to the tax returns of any of the Group Members (by reason of an amended return, a claim for refund or an audit by the Internal Revenue Service), the tax liability, if any, of each of the Group Members under Section A of this
Article I shall be redetermined to give effect to any such adjustment as if it had been made as part of the original computation of tax liability, and payments by or to the appropriate Group Members shall be made within 120 days after any such payments are made or refunds are received, or, in the case of contested proceedings, within 120 days after a final determination of the contest, in each case, as specified by NG Service.  Interest and penalties, if any, attributable to such an adjustment shall be paid by or to (in the case of interest accruing with respect to a refund) each Group Member, in proportion to the increase or decrease in such Group
Member's separate return tax liability computed under Section A of this Article I.  In any situation in which the Group's tax liability is adjusted by a revenue agent's report or a court settlement and an item-by-item modification is not made, the Group shall consult its accountants for assistance in determining the appropriate Group Member giving rise to such adjusted tax liability.  If responsibility cannot be determined, then the penalties and interest shall be allocated to all Group Members employing the same method used to allocate liability for taxes under this Article I.

E.       Earnings and Profits

         For purposes of determining the earnings and profits of each Group Member, the tax liability of the Group shall be allocated among the Group Members in accordance with Treasury Regulation Sections 1.1552-1(a)(1) and 1.1502-33(d)(3).

II.      Allocation Procedures for State Income Tax Liabilities

A.       Massachusetts Combined Returns

         The combined state tax liability shall be allocated to each Member participating in the combined return in proportion to the state taxable income, whether positive or negative, of each such Member.  For this purpose, state taxable income is determined after application of each Member's separate apportionment percentage and net operating loss deduction.  Those Members with a positive allocation shall pay the amount allocated and those Members with a negative allocation shall receive payment of their corporate tax credits.  If the total positive tax allocation is less than the total corporate tax credits, the positive allocation shall be paid on a pro rata basis to those Members with corporate tax credits.  No Member shall be allocated a state tax which is greater than its state tax liability had it filed a separate return.

B.       New Hampshire Unitary Business Profits Tax Returns

         The combined unitary business profits tax liability shall be allocated to each Member included in the unitary return in accordance with the following principles:

1.       NEET and the Hydro Group will be allocated a total business profits tax liability equal to the difference in the combined business profits taxes, before reduction for any available tax credits, computed with and without the inclusion of such Members in the unitary return.  The business profits tax of NEET and the Hydro Group shall be allocated first to NEET in an amount equal to the difference in the combined unitary tax computed with and without its inclusion, with the balance, if any, assigned to NEHTC.

2.       The balance of the combined unitary tax, before reduction for any available tax credits, shall be allocated to the remaining
                  Group Members who are included in the New Hampshire Unitary Business Profits Tax Return in proportion to each Group
                  Member's separate company business profits tax to the combined total of such separate company taxes.

3.       Any available tax credits allowed, on a separate company basis, to a particular Member included in the unitary return shall be applied to reduce the combined unitary tax allocated to that particular Member.  The excess of any available tax credits allowed in the combined return over the amount applied to reduce a particular Member's liability, shall be used to reduce the allocated unitary tax liability of the other Members included in the unitary return on a pro rata basis.  To the extent a Member's allocated unitary tax liability is reduced by application of any available tax credits attributable to another Member included in the unitary return, the amount so reduced shall be paid to such other Member.

4.       For purposes of this Section B of Article II, the separate company business profits tax is to be determined only for those
                  Members with tax nexus in New Hampshire and is to be computed by multiplying each such Member's separately apportioned state taxable income by the applicable state tax rate.  The separate company business profits tax cannot be less than zero.

C.       Vermont Consolidated Income Tax Returns

         The consolidated corporate income tax liability shall be allocated to each Member included in the consolidated return in proportion to the Vermont net taxable income before apportionment, whether positive or negative, of each such Member.  Those Members with a positive allocation shall pay the amount allocated and those Members with a negative allocation shall receive payment of their corporate tax credits.  If the total positive tax allocation is less than the total corporate tax credits, the positive allocation shall be paid on a pro rata basis to those Members with corporate tax credits.  No Member shall be allocated a state tax which is greater than its state tax liability had it filed a separate return.

D.       Connecticut Combined Business Tax Returns

         The tax on combined net income shall be allocated to each Member participating in the combined return in proportion to the
Connecticut net income after apportionment, whether positive or negative, of each such Member.  The tax on combined minimum tax base shall be allocated to each Member in proportion to such Member's separate minimum tax base.  The tax on the number of Members included in the combined return and the combined return preference tax shall be allocated equally among the Members participating in the return.  Those Members with a positive allocation shall pay the amount allocated and those Members with a negative allocation shall receive payment of their corporate tax credits.  No Member shall be allocated a state tax which is greater than its state tax liability had it filed a separate return.

E.       Other State Consolidated, Combined or Unitary Returns

         The consolidated, combined or unitary tax liability shall be allocated to each Member included in a consolidated, combined or unitary income tax return in accordance with the procedures set forth in Section A of Article I above.  Only Members with a tax nexus in a particular state shall be allocated a portion of such state's income tax liability.

F.       Tax Adjustments

         In the event of any adjustments to the tax returns of any consolidated, combined or unitary group covered by this Article II
(by reason of an amended return, a claim for refund or an audit by any state taxing authority), the liability, if any, of each Member included in such consolidated, combined or unitary return shall be redetermined to give effect to any such adjustment as if it had been made as part of the original computation of tax liability, and payments by or to the appropriate Members shall be made within
120 days after any such payments are made or refunds are received, or, in the case of contested proceedings, within 120 days after a final determination of the contest, in each case, as specified by NG Service.  Interest and penalties, if any, attributable to such an adjustment shall be paid by or to (in the case of interest accruing with respect to a refund) each Member included in the consolidated, combined or unitary return in proportion to the increase or decrease, as the case may be, in such Member's share of the consolidated, combined or unitary business profits tax liability as determined in accordance with this Article II.  In any situation in which the consolidated, combined or unitary tax liability is adjusted and an item-by-item modification is not made, the Members of such consolidated, combined or unitary group shall consult its accountants for assistance in determining the appropriate Member giving rise to such adjusted tax liability.  If responsibility cannot be determined, then the penalties and interest shall be allocated to all Members included in the consolidated, combined or unitary return employing the same method used to allocate liability for taxes under this Article II.

G.       Limitation on Tax Liability Allocation of each Member

         Under no circumstances shall the amount of tax or other liability allocated to a Member under this Article II exceed such
Member's separate tax liability.

H.       Restriction Pertaining to Reimbursements of Certain Tax Benefits

         Notwithstanding the requirements of this Article II, GP, NG Holdings, and National Grid USA are not entitled to be reimbursed for any corporate tax benefits or losses other than those arising from acquisition related debt.  Adjustments for non-reimbursable tax benefits of GP, NG Holdings, and National Grid USA similar to the adjustments provided under Step 2 and Step 3 in Section A of Article I shall be made with respect to any payment made or required pursuant to this Article II.

III.     Administration

A.       Agency

         Any actions to be taken by GP under this Second Amended and Restated Tax Allocation Agreement may be delegated to, and performed by, such designee as deemed appropriate by GP.  GP designates NG Service as its agent with respect to any determination relating to any payments required under this Second Amended and Restated Tax Allocation Agreement and the Members shall make payments in accordance with this Second Amended and Restated Tax Allocation Agreement as specified by NG Service; provided however, that any amounts owed to GP pursuant to Step 3 of Article I or Article II (subject to the limitations provided in Section H thereof) relating to GP's corporate tax benefits shall be paid to NGUSLLC.  All amounts received by any Member designated by NG Service pursuant to this Section A of Article III to receive such amount that are subsequently forwarded to GP and/or to any other Member pursuant to this Second Amended and Restated Tax Allocation Agreement (other than amounts received by NGUSLLC relating to corporate tax benefits of GP), shall be treated as received by such Member solely in its capacity as agent for GP and/or such other Member.

B.       Payments

         Payments made to a Member pursuant to Step 3 in Section A of Article I or any similar amount paid pursuant to Article II shall be made at approximately the same time the related tax payments are made to the appropriate tax authorities.  Journal entries recording payments made pursuant to this Second Amended and Restated Tax Allocation Agreement will be made in the same month in which such payments are made.

C.       Member Tax Information

         GP or any person designated by GP shall be responsible for the preparation of any tax return and any calculation required by this Second Amended and Restated Tax Allocation Agreement (including estimated taxes).  The Members shall submit the tax information requested by GP, in the manner and by the date requested, in order to enable GP to calculate the amounts payable by the Members pursuant to this Second Amended and Restated Tax Allocation Agreement.

D.       Settlement Authority

         GP or, with respect to any combined consolidated or unitary tax return, any person designated by GP pursuant to Section A of this Article III, shall have sole authority, to the exclusion of all other Members, to agree to any adjustment proposed by the
Internal Revenue Service or any other taxing authority with respect to items of income, deductions or credits, as well as interest or penalties, attributable to any Member notwithstanding that such adjustment may increase the amounts payable by Members under this
Second Amended and Restated Tax Allocation Agreement.

E.       Elections

         GP and the other Members shall execute and file such consents, elections and other documents that may be required or appropriate for the proper filing of a consolidated federal income tax return and any consolidated, combined or unitary state tax return, in each case, as determined by GP or, with respect to any combined consolidated or unitary tax return, any person designated by GP pursuant to Section A of this Article III, in such person's sole discretion.

IV.      Subsidiaries of Members

         If at any time any of the Members acquires or creates one or more subsidiary corporations that are included within the Group of which GP is the common parent within the meaning of Code Section 1504 or the Hydro Group, such corporations shall be subject to this Second Amended and Restated Tax Allocation Agreement and all references to the Group Members or Members herein shall be interpreted to include such corporations.

V.       Successors and Termination of Affiliates

         A.       General

         This Second Amended and Restated Tax Allocation Agreement shall be binding on and inure to the benefit of any successor, by merger, acquisition of assets or otherwise ("Successor"), to any of the parties hereto (including but not limited to any Successor of
GP, National Grid USA, NG Holdings or any of the Affiliates succeeding to the tax attributes of such corporation under Section 381 of the Code) to the same extent as if such Successor had been an original party to this Second Amended and Restated Tax Allocation
Agreement.

         B.       Termination of Affiliates

         1.       In the event that a Member ceases to be included within the Group or included in                         a state
combined, consolidated or unitary tax group addressed by this Agreement                          (a "Deconsolidation"), the rights and
obligations of such Member and each other                     member shall survive, but only with respect to taxable years including
or ending                           on or before the date of such Deconsolidation.

         2.       With respect to any Member that contractually assumed any liability for taxes by                         indemnity
or otherwise (an "Indemnifying Member") of any corporation that was                     included within the Group within the meaning
of Code Section 1504 (or included                    in a state combined, consolidated or unitary tax group addressed by this
Agreement) at any time on or after January 1, 2000 that underwent a                              Deconsolidation prior to the date
hereof (the "Indemnified Corporation"), the tax                        liability of such Indemnifying Member with respect to the
Indemnified                                 Corporation (and any other related rights or obligations) shall be determined as if
such Indemnified Corporation were a Group Member or Member, as the case may             be.  Where more than one Member is an
Indemnifying Member with respect to an                        Indemnified Corporation, the Indemnifying Members may specify in writing
each              such Indemnifying Member's share of any resulting tax liability (or any other                    matter addressed by
this Agreement).

VI.      Effective Date

         The Tax Allocation Agreement shall apply with respect to any payments, adjustments and any other matters addressed therein occurring prior to December 20, 2001.  The Amended and Restated Tax Allocation Agreement shall apply to any payments, adjustments and any other matters addressed herein occurring on or after December 20, 2001 and prior to the date hereof. This Second Amended and
Restated Tax Allocation Agreement shall apply to any payments, adjustments and any other matters addressed herein occurring on or after the date hereof.

VII.     Termination Clause

         This Second Amended and Restated Tax Allocation Agreement shall continue in effect, unless all of the Members agree in writing to terminate this Second Amended and Restated Tax Allocation Agreement prior to the end of the taxable year.  Notwithstanding any termination, this Second Amended and Restated Tax Allocation Agreement shall continue in effect with respect to any payment or refunds due for all taxable periods prior to termination.

VIII.    Notices

         Any and all notices, requests or other communications hereunder shall be given in writing (a) if to GP, to Attention:
Manager of Taxes, Facsimile Number: (508) 898-2931 and (b) if to any other person, at such other address as shall be furnished by such person by like notice to the other parties.

IX.      Expenses

         Each party hereto shall pay its own expenses incident to this Second Amended and Restated Tax Allocation Agreement and the
transactions contemplated hereby, including all legal and accounting fees and disbursements.

         IN WITNESS WHEREOF, the duly authorized representatives of the parties have set their hands this first day of February, 2002.

NATIONAL GRID GENERAL PARTNERSHIP                            NATIONAL GRID US LLC

By __________________________________________                By __________________________________________

      John G. Cochrane,  Tax Officer                               John G. Cochrane, Manager

NATIONAL GRID HOLDINGS, INC.                                 NATIONAL GRID USA

By __________________________________________                By __________________________________________

     John G. Cochrane, Treasurer                                   John G. Cochrane, Vice President

NEW ENGLAND POWER COMPANY                                    MASSACHUSETTS ELECTRIC COMPANY

By __________________________________________                By __________________________________________

      John G. Cochrane, Vice President                             Cheryl A. La Fleur, President

THE NARRAGANSETT ELECTRIC COMPANY                            GRANITE STATE ELECTRIC COMPANY

By __________________________________________                By __________________________________________

      Cheryl A. La Fleur, President                                Cheryl A. La Fleur, President

NANTUCKET ELECTRIC COMPANY                                   NEW ENGLAND ELECTRIC TRANSMISSION CORPORATION

By __________________________________________                By __________________________________________

      Cheryl A. La Fleur, President                               Steve Coomber, President

NEW ENGLAND HYDRO-TRANSMISSION CORPORATION                   NEW ENGLAND HYDRO-TRANSMISSION ELECTRIC COMPANY, INC.

By __________________________________________                By __________________________________________

     Steve Coomber, President                                     Steve Coomber, President

NEW ENGLAND HYDRO FINANCE COMPANY, INC.                      WAYFINDER GROUP, INC.

By __________________________________________                By __________________________________________

      John G. Cochrane, President                                  John G. Cochrane, President & Treasurer

NEES ENERGY, INC.                                            NEWHC, INC.

By __________________________________________                By __________________________________________

      John G. Cochrane, President & Treasurer                      John G. Cochrane, President

NATIONAL GRID USA SERVICE COMPANY, INC.                      NEES COMMUNICATIONS, INC.

By __________________________________________                By __________________________________________

     John G. Cochrane, Vice President                             Robert H. Hoaglund, President

NEES TELECOMMUNICATIONS CORP.                                NEW ENGLAND ENERGY, INCORPORATED

By __________________________________________                By __________________________________________

     Robert H. Hoaglund, President                                 John G. Cochrane, Treasurer

EUA ENERGY INVESTMENT CORPORATION                            EUA BIOTEN, INC.

By __________________________________________                By __________________________________________

      John G. Cochrane, President & Treasurer                      John G. Cochrane, President & Treasurer

NATIONAL GRID TRANMISSION SERVICES CORPORATION               NIAGARA MOHAWK HOLDINGS, INC.

                                                             By __________________________________________
By __________________________________________
                                                                   Kapua Rice, Secretary
     Ian Davis, President

NIAGARA MOHAWK POWER CORPORATION                             NM URANIUM INC.

By __________________________________________                By __________________________________________

     Kapua Rice, Secretary                                        William C. Weiss, Secretary

HCE PEPPERELL, INC.                                          NM RECEIVABLE CORPORATION II

By __________________________________________                By __________________________________________

                                                                  Gregory Barone, Secretary

NM PROPERTIES, INC.                                          HUDSON POINTE, INC.

By __________________________________________                By __________________________________________

     Patrick J. Reap, Secretary                                   Patrick J. Reap, Secretary

UPPER HUDSON DEVELOPMENT, INC.                               RIVERVIEW, INC.

By __________________________________________                By __________________________________________

     Patrick J. Reap, Secretary                                   Patrick J. Reap, Secretary

MOREAU PARK, INC.                                            SALMON SHORES, INC.

By __________________________________________                By __________________________________________

     Patrick J. Reap, Secretary                                   Patrick J. Reap, Secretary

LAND MANAGEMENT & DEVELOPMENT, INC.                          LANDWEST, INC.

By __________________________________________                By __________________________________________

     Patrick J. Reap, Secretary                                   Patrick J. Reap, Secretary

OPROP CO., INC.                                              ARBUCKLE ACRES, INC.

By __________________________________________                By __________________________________________

     Patrick J. Reap, Secretary                                   Patrick J. Reap, Secretary

OPINAC NORTH AMERICA, INC.                                   NIAGARA MOHAWK ENERGY, INC.

By __________________________________________                By __________________________________________

     Lawrence J. Reilly, Secretary                                Lawrence Reilly, Secretary